SGB INTERNATIONAL HOLDINGS INC.
909 – 6081 No. 3 Road
Richmond, BC Canada V6Y 2B2
(604) 484-3127

NEWS RELEASE

VANCOUVER, BC, January 19, 2011 – SGB International Holdings Inc. (the “Company”) announces the grant of stock options to our directors and one consultant to purchase an aggregate of 2,282,044 shares of the Company’s common shares at an exercise price of $0.10 per share for a term expiring January 17, 2012. The options are fully vested upon grant.

On behalf of the Board of Directors

SGB INTERNATIONAL HOLDINGS INC.

Xin Li
President and Director

Contact:
SGB International Holdings Inc.
Xin Li
President and Director
(604) 484-3127